Poly Announces Fourth Quarter and Full-Year Fiscal 2021 Financial Results

Delivers Strong Revenue and Profitability Driven by Record Video Sales as Long-Term Trends Toward Hybrid Work and Video Collaboration Accelerate

New Products, Partnerships, and Distribution Strategies Target Post-Pandemic Environment and Evolving Purchasing Patterns

Improved Operational Execution Drives Strong Operating Cash Flow

SANTA CRUZ, Calif., - May 13, 2021 - Poly (NYSE: PLT), a global outfitter of professional-grade audio and video technology, today announced fourth quarter and full fiscal year results for the period ended April 3, 2021.

Highlights for the fourth quarter include:

•Poly sales momentum continues with fiscal Q4 revenues growing 17% year over year, driven primarily by Video, which more than doubled to a record high, and Professional Headsets, which grew 20%, from the prior year quarter, reflecting the continued shift towards reliable, high-fidelity solutions for hybrid work and video collaboration.

•The Company announced Poly Voyager Focus 2, the next generation of Poly's most popular wireless headset and Poly Rove, a wireless DECT IP phone that is the first and only phone to exclusively feature built-in Microban antimicrobial product protection. In addition, Poly introduced the Savi 7300 Office Series of professional headsets with ultra-secure DECT connectivity to keep your private conversations private. Poly shipped its 30 millionth IP phone in the quarter.

•The Poly Sync speakerphone and Studio P15 personal video bar won the prestigious Red Dot Awards for outstanding industrial design. The Poly Studio P15 also won the iF Design Award for design and technical excellence. TMCnet selected Poly Rove with Microban and the Poly Studio P Series as UC Products of the Year. Lastly the Poly Studio P Series and Poly Lens won the Compass Intelligence awards for Top B2B Workplace Device and Enterprise Software Innovation, respectively.

•Exceptionally strong operating cash flow of $74M in the quarter allowed the Company to continue de-levering, retiring $100M of the outstanding Term Loan in the quarter.

•Poly refinanced the outstanding $481M of 5.5% bonds due 2023 with $500M of 4.75% bonds due 2029, reducing the coupon and pushing its nearest-term maturity to 2025.

“We delivered record sales in headsets and video gear in a year that started with a pandemic-related factory shutdown and continued with a global health crisis and a fundamental change to the places and ways work gets done,” said Dave Shull, Poly President and Chief Executive Officer. “Even as we turn 60 years old this month, we are poised to act aggressively as a new and audacious company, with a new management team and a new vision. The future of enterprise communications isn’t just headsets, cameras and phones, it's comprehensive business infrastructure solutions, combining hardware, software and services, that support and connect the modern workforce.”

“We executed well during an extraordinary time to complete Poly’s turnaround and produce results,” continued Chief Financial Officer Chuck Boynton. “We’ve strengthened our balance sheet and have given ourselves flexibility by refinancing and retiring debt; we’ve managed costs while investing in new products and technologies; and we’re improving our supply chain. While we see new challenges ahead, including tightness in component markets which will affect near-term revenue, we believe we are better positioned today to manage these challenges. Everyone at Poly is focused on delivering growth.”

($ Millions, except percent and per-share data)[1]	Q4 FY21	Q4 FY20	YTD FY21	YTD FY20
GAAP Revenue	$476	$403	$1,728	$1,697
GAAP Gross Margin	44.7%	(2.6)%	44.9%	32.5%
GAAP Operating Income / (Loss)	$34	($693)	$13	($804)
GAAP Diluted EPS	$0.25	($16.94)	($1.40)	($20.86)
Cash Flow from Operations	$74	$62	$145	$78

Non-GAAP Revenue	$478	$409	$1,742	$1,731
Non-GAAP Gross Margin	48.4%	49.4%	49.5%	51.9%
Non-GAAP Operating Income	$76	$48	$262	$247
Non-GAAP Diluted EPS	$1.23	$0.30	$3.99	$3.13
Adjusted EBITDA	$86	$60	$302	$293

1 For further information on supplemental non-GAAP metrics, refer to the Use of Non-GAAP Financial Information and Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures sections below.

Results Compared to February 4, 2021 Guidance

	Q4 FY21 Results	Q4 FY21 Guidance Range[2]
GAAP Net Revenue	$476M	$438M - $468M
Non-GAAP Net Revenue	$478M	$440M - $470M
Adjusted EBITDA	$86M	$70M - $80M
Non-GAAP Diluted EPS	$1.23	$0.80 - $1.00

2 The non-GAAP revenue guidance range shown here excludes the $1.8 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the Polycom acquisition.

Business Outlook

The global semiconductor chip shortage has impacted companies worldwide and we expect we will continue to experience ongoing tightness in our supply chain. End market demand remains strong for Video and Headsets, while Voice demand is recovering. However, the Company's ability to execute on this demand is subject to availability of certain components.

Absent supply shortages, we believe demand would support sequential revenue growth off the March quarter. However, based on our current supply and expected availability of specific components, the Company expects the following range of financial results for Q1 fiscal 2022 (all amounts assume currency rates remain stable):

Q1 FY22 Guidance
GAAP Net Revenue	$410M - $430M
Adjusted EBITDA[1]	$50M - $60M
Non-GAAP Diluted EPS[1,2]	$0.35 - $0.55

1 Q1 Adjusted EBITDA and non-GAAP diluted EPS guidance excludes estimated intangibles amortization expense of $30.4 million. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock-based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.
2 Non-GAAP diluted EPS guidance assumes approximately 44 million diluted average weighted shares and a non-GAAP effective tax rate of 14% to 16%.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP results is provided at the end of this press release.

We have scheduled a webcast to discuss fourth quarter fiscal year 2021 financial results. The webcast will take place today, May 13, 2021, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to join. To listen to the webcast, please access the webcast link from our Investor Relations website at investor.poly.com.

A replay of the webcast will be available shortly after its conclusion and can be accessed from our Investor Relations website at investor.poly.com.

Forward Looking Statements Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our expectations that the virus has caused, and will continue to cause, a shift to a hybrid work environment and that the elevated demand we have experienced in certain product lines, including our Enterprise Headsets and Video devices, will continue over the long term, (b) our belief that we will continue to experience increased customer and partner demand in collaboration endpoints, and that we will be able to design new product offerings to meet the change in demand due to a global hybrid work environment, (c) our expectations related to our Voice product lines, as well as our Services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to the continued impact of COVID-19; and (d) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shutdowns; (ii) our expectations related to global supply chain disruptions, including our belief that semiconductor chip shortages have impacted companies worldwide both within and outside of our industry, and that we will continue to experience a shortage of adequate component supply, including integrated circuits and manufacturing capacity, long lead times for raw materials and components, increased costs, increased purchase commitments and a delay in our ability to fulfill orders, which has had, and may continue to have, an adverse impact on our business and operating results; (iii) expectations related to our ability to fulfill the backlog generated by supply constraints and to timely supply the number of products to fulfill current and future customer demand; (iv) risks associated with our dependence on manufacturing operations conducted in our own facility in Tijuana, Mexico and through contract manufacturers, original design manufacturers, and suppliers to manufacture our products, to timely obtain sufficient quantities of materials, as well as finished products of acceptable quality, at acceptable prices, and in the quantities necessary for us to meet critical schedules for the delivery of our own products and services and fulfill our anticipated customer demand; (v) risks associated with our ability to secure critical components from sole source suppliers or identify alternative suppliers and/or buy component parts on the open market or completed goods in quantities sufficient to meet our requirements on a timely basis, affecting our ability to deliver products and services to our customers; (vi) our belief that consolidations of suppliers has occurred, and may continue to occur, which may negatively impact our ability to access certain parts and may result in higher prices which will impact our gross margins; (vii) risks related to increased cost of goods sold, including increased freight and other costs associated with expediting shipment and delivery of high-demand products to key markets in order to meet customer demand; (viii) continued uncertainty and potential impact on future quarters if sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share; (ix) our expectations regarding growth objectives related to our strategic initiatives designed to expand our product and service offerings, including expectations relating to our earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of component shortages and continued supply-chain disruptions; and (x) our expectations regarding our ability to control costs, streamline operations, and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.

We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2020 and other filings with the Securities and Exchange Commission, as well as recent press releases.

About Poly

Poly (NYSE: PLT) creates premium audio and video products so you can have your best meeting -- anywhere, anytime, every time. Our headsets, video and audio-conferencing products, desk phones, analytics software and services are beautifully designed and engineered to connect people with incredible clarity. They’re pro-grade, easy to use and work seamlessly with all the best video and audio conferencing services. With Poly (Plantronics, Inc. – formerly Plantronics and Polycom), you’ll do more than just show up, you’ll stand out. For more information visit www.Poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533	MEDIA CONTACT: Edie Kissko Vice President, Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	April 3,	March 28,	April 3,	March 28,
	2021	2020	2021	2020
Net revenues:
Net product revenues	$410,980	$338,221	$1,470,826	$1,432,736
Net services revenues	65,253	64,822	256,781	264,254
Total net revenues	476,233	403,043	1,727,607	1,696,990
Cost of revenues:
Cost of product revenues	240,811	391,418	863,529	1,049,826
Cost of service revenues	22,606	21,953	87,527	94,929
Total cost of revenues	263,417	413,371	951,056	1,144,755
Gross profit	212,816	(10,328)	776,551	552,235
% of total net revenues	44.7%	(2.6)%	44.9%	32.5%
Operating expenses:
Research, development, and engineering	52,963	47,569	209,290	218,277
Selling, general, and administrative	126,487	138,482	488,378	595,463
Impairment of goodwill and long-lived assets	—	489,094	—	489,094
Loss (gain), net from litigation settlements	—	419	17,561	(721)
Restructuring and other related charges	(773)	7,080	48,704	54,177
Total operating expenses	178,677	682,644	763,933	1,356,290
Operating income (loss)	34,139	(692,972)	12,618	(804,055)
% of total net revenues	7.2%	(171.9)%	0.7%	(47.4)%

Interest expense	(24,424)	(22,378)	(82,606)	(92,640)
Other non-operating income (expense), net	920	(562)	5,108	112
Income (loss) before income taxes	10,636	(715,913)	(64,880)	(896,583)
Income tax benefit	(341)	(37,995)	(7,549)	(69,401)
Net income (loss)	$10,977	$(677,918)	$(57,331)	$(827,182)

% of total net revenues	2.3%	(168.2)%	(3.3)%	(48.7)%

Earnings (loss) per common share:
Basic	$0.26	$(16.94)	$(1.40)	$(20.86)
Diluted	$0.25	$(16.94)	$(1.40)	$(20.86)

Shares used in computing earnings (loss) per common share:
Basic	41,482	40,025	41,044	39,658
Diluted	43,498	40,025	41,044	39,658

Effective tax rate	(3.2)%	5.3%	11.6%	7.7%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	April 3,	March 28,
	2021	2020
ASSETS
Cash and cash equivalents	$202,560	$213,879
Restricted cash	493,908	—
Short-term investments	14,559	11,841
Total cash, cash equivalents, restricted cash, and short-term investments	711,027	225,720
Accounts receivable, net	267,464	246,835
Inventory, net	194,405	164,527
Other current assets	65,214	47,946
Total current assets	1,238,110	685,028
Property, plant, and equipment, net	140,875	165,858
Goodwill	796,216	796,216
Purchased intangibles, net	341,614	466,915
Deferred tax and other assets	147,454	143,157
Total assets	$2,664,269	$2,257,174

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable	$151,244	$102,159
Accrued liabilities	394,084	373,666
Current portion of long-term debt	478,807	—
Total current liabilities	1,024,135	475,825
Long-term debt, net of issuance costs	1,496,064	1,621,694
Long-term income taxes payable	86,227	98,319
Other long-term liabilities	138,609	144,152
Total liabilities	2,745,035	2,339,990
Stockholders' deficit	(80,766)	(82,816)
Total liabilities and stockholders' deficit	$2,664,269	$2,257,174

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	April 3,	March 28,	April 3,	March 28,
	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$10,977	$(677,918)	$(57,331)	$(827,182)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39,986	57,632	164,867	230,262
Amortization of debt issuance cost	2,465	1,340	6,427	5,402
Stock-based compensation	11,540	15,596	42,644	57,095
Deferred income taxes	(5,801)	(34,595)	(21,174)	(97,031)
Provision for excess and obsolete inventories	760	5,039	13,527	24,115
Restructuring and other related charges	(773)	7,080	48,704	54,177
Cash payments for restructuring charges	(4,970)	(7,384)	(33,764)	(37,269)
Impairment of goodwill and long-lived assets	—	663,329	—	663,329
Other operating activities	10,750	3,380	4,751	6,580
Changes in assets and liabilities:
Accounts receivable, net	47,186	(1,135)	(24,253)	33,499
Inventory, net	(2,053)	42,611	(41,994)	(6,709)
Current and other assets	(10,880)	7,578	(26,126)	31,720
Accounts payable	(16,001)	(21,078)	46,453	(31,768)
Accrued liabilities	(9,323)	(2,369)	38,206	(49,275)
Income taxes	168	2,558	(15,757)	21,074
Net cash provided by operating activities	74,031	61,664	145,180	78,019

Cash flows from investing activities
Proceeds from sales of investments	1,862	1,996	2,529	2,173
Purchase of investments	(197)	(95)	(591)	(1,067)
Capital expenditures	(5,962)	(5,896)	(22,715)	(22,880)
Proceeds from sale of property and equipment	—	2,550	1,900	4,692
Net cash used in investing activities	(4,297)	(1,445)	(18,877)	(17,082)

Cash flows from financing activities
Employees' tax withheld and paid for restricted stock and restricted stock units	(2,737)	(222)	(5,930)	(9,891)
Proceeds from issuances under stock-based compensation plans	6,576	5,869	12,307	12,486
Proceeds from revolving line of credit	—	—	50,000	—
Repayments of revolving line of credit	—	—	(50,000)	—
Repayments of long-term debt	(100,000)	—	(146,980)	(25,000)
Proceeds from debt issuance, net of issuance costs	493,922	—	493,922	—
Payment of cash dividends	—	(6,060)	—	(23,970)
Net cash provided by (used in) financing activities	397,761	(413)	353,319	(46,375)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,092)	(2,748)	2,967	(3,192)
Net increase in cash, cash equivalents, and restricted cash	466,403	57,058	482,589	11,370
Cash, cash equivalents, and restricted cash at beginning of period	230,065	156,821	213,879	202,509
Cash, cash equivalents, and restricted cash at end of period	$696,468	$213,879	$696,468	$213,879

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP.

Non-GAAP Adjustments

•Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.
•Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.
•Impairment charges: During the fourth quarter of fiscal year 2020, the Company determined certain of its long-lived assets, primarily related to purchased intangibles recorded in connection with the acquisition of Polycom, were not recoverable and as a result recorded non-cash impairment charges representing the excess carrying amount over the estimated fair value. Additionally, during the fourth quarter of fiscal year 2020, the Company recorded non-cash impairment charges to its goodwill related to an overall decline in earnings and a sustained decrease in its share price.
•Consumer optimization: Represents charges related to inventory reserves and supplier liabilities for excess and obsolete inventory incurred in connection with the Company's strategic action to optimize its Consumer product portfolio.
•Stock compensation expense: Represents the non-cash expense associated with the Company's issuance of common stock and share-based awards to employees and non-employee directors.
•Restructuring and other related charges: Represents costs associated with restructuring plans and reorganization actions aimed at improving the Company’s overall cost structure and realigning resources consistent with its global strategy. These costs are not reflective of ongoing operations and are primarily associated with reductions in the Company’s workforce, facility related charges due to the closure or consolidation of leased offices, and other related costs including legal and advisory services.
•Integration and rebranding costs: Represents charges incurred in connection with the acquisition and integration of Polycom, such as system implementations, legal and accounting fees.
•Deferred compensation mark-to-market: Represents gains and losses driven by the remeasurement of assets and liabilities associated with the Company’s deferred compensation plans. Gains and losses on plan liabilities are recognized within operating expenses, while the offsetting gains and losses on plan assets are recognized within Other Non-Operating Income (Loss), net.
•Gain (loss) on litigation settlements: The Company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The related gains and losses incurred are excluded as they are not reflective of ongoing operations.
•Income tax effects: Represents the tax effects of the above non-GAAP adjustments and other adjustments depending on the nature of the underlying items. The exclusion of the above-mentioned items eliminates the effect of certain non-recurring and unusual tax items that do not necessarily reflect the Company’s long-term operations.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Twelve Months Ended
	April 3,	March 28,	April 3,	March 28,
	2021	2020	2021	2020

GAAP Net revenues	$476,233	$403,043	$1,727,607	$1,696,990
Deferred revenue purchase accounting	1,796	6,138	14,405	33,953
Non-GAAP Net revenues	$478,029	$409,181	$1,742,012	$1,730,943

GAAP Gross profit	$212,816	$(10,328)	$776,551	$552,235
Purchase accounting amortization	16,239	31,018	68,111	122,553
Deferred revenue purchase accounting	1,796	6,138	14,405	33,953
Consumer optimization	—	—	—	10,415
Stock-based compensation	565	998	2,939	3,992
Integration and rebranding costs	—	42	—	1,211
Impairment charges	—	174,235	—	174,235
Non-GAAP Gross profit	$231,416	$202,103	$862,006	$898,594
Non-GAAP Gross profit %	48.4%	49.4%	49.5%	51.9%

GAAP Research, development, and engineering	$52,963	$47,569	$209,290	$218,277
Stock-based compensation	(3,045)	(4,270)	(13,785)	(16,785)
Integration and rebranding costs	—	59	—	(2,381)
Other adjustments	—	—	—	(542)
Non-GAAP Research, development, and engineering	$49,918	$43,358	$195,505	$198,569

GAAP Selling, general, and administrative	$126,487	$138,482	$488,378	$595,463
Purchase accounting amortization	(14,195)	(15,278)	(56,780)	(61,112)
Stock-based compensation	(7,931)	(10,328)	(25,926)	(36,318)
Deferred compensation mark to market	(917)	—	(3,263)	—
Integration and rebranding costs	—	(2,338)	—	(44,625)
Other adjustments	2,103	—	2,100	—
Non-GAAP Selling, general, and administrative	$105,547	$110,538	$404,509	$453,408

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended		Twelve Months Ended
	April 3,	March 28,	April 3,	March 28,
	2021	2020	2021	2020

GAAP Operating expenses	$178,677	$682,644	$763,933	$1,356,290
Purchase accounting amortization	(14,195)	(15,278)	(56,780)	(61,112)
Stock-based compensation	(10,976)	(14,598)	(39,711)	(53,103)
Restructuring and other related charges	773	(7,080)	(48,704)	(54,177)
Deferred compensation mark to market	(917)	—	(3,263)	—
Integration and rebranding costs	—	(2,279)	—	(47,006)
Loss (gain), net from litigation settlements	—	(419)	(17,561)	721
Impairment charges	—	(489,094)	—	(489,094)
Other adjustments	2,103	—	2,100	(520)
Non-GAAP Operating expenses	$155,465	$153,896	$600,014	$651,999

GAAP Operating income (loss)	$34,139	$(692,972)	$12,618	$(804,055)
Purchase accounting amortization	30,434	46,296	124,891	183,665
Stock-based compensation	11,541	15,596	42,650	57,095
Restructuring and other related charges	(773)	7,080	48,704	54,177
Deferred revenue purchase accounting	1,796	6,138	14,405	33,953
Deferred compensation mark to market	917	—	3,263	—
Consumer optimization	—	—	—	10,415
Loss (gain), net from litigation settlements	—	419	17,561	(721)
Integration and rebranding costs	—	2,321	—	48,217
Impairment charges	—	663,329	—	663,329
Other adjustments	(2,103)	—	(2,100)	520
Non-GAAP Operating income	$75,951	$48,207	$261,992	$246,595

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended			Twelve Months Ended
	April 3,		March 28,	April 3,		March 28,
	2021		2020	2021		2020
GAAP Net income (loss)	$10,977		$(677,918)	$(57,331)		$(827,182)
Purchase accounting amortization	30,434		46,296	124,891		183,665
Stock-based compensation	11,541		15,596	42,650		57,095
Restructuring and other related charges	(773)		7,080	48,704		54,177
Deferred revenue purchase accounting	1,796		6,138	14,405		33,953
Consumer optimization	—		—	—		10,415
Impairment charges	—		663,329	—		663,329
Deferred compensation mark to market	(29)		—	55		—
Loss (gain), net from litigation settlements	—		419	17,561		(721)
Integration and rebranding costs	—		2,321	—		48,217
Other adjustments	(2,103)		—	(2,095)		520
Income tax effect of above items	4,198		(47,866)	(11,548)		(92,640)
Income tax effect of unusual tax items	(2,410)	1	(3,502)	(9,832)	1	(5,745)
Non-GAAP Net income	$53,631		$11,893	$167,460		$125,083

GAAP Diluted earnings per common share	$0.25		$(16.94)	$(1.40)		$(20.86)
Purchase accounting amortization	0.70		1.15	2.98		4.59
Stock-based compensation	0.27		0.39	1.02		1.43
Restructuring and other related charges	(0.02)		0.18	1.16		1.36
Deferred revenue purchase accounting	0.04		0.15	0.34		0.85
Impairment charges	—		16.49	—		16.61
Consumer optimization	—		—	—		0.26
Loss (gain), net from litigation settlements	—		—	0.42		—
Integration and rebranding costs	—		0.06	—		1.21
Deferred compensation mark to market	—		—	—		—
Other adjustments	(0.05)		—	(0.08)		(0.01)
Income tax effect	0.04		(1.18)	(0.45)		(2.47)
Effect of anti-dilutive securities	—		—	—		0.18
Non-GAAP Diluted earnings per common share	$1.23		$0.30	$3.99		$3.15

Shares used in diluted earnings per common share calculation:
GAAP	43,498		40,025	41,044		39,658
Non-GAAP	43,498		40,235	41,973		39,978

1
Income tax effect of unusual tax items: Excluded amounts primarily represent the impact of statutory tax rate changes on net deferred tax assets related to intellectual property in the Netherlands enacted during the third quarter of fiscal 2021 and amortization of intellectual property, impact of valuation allowance, and the release of tax reserves during the first quarter of fiscal 2020.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended					Twelve Months Ended
	March 28,	June 27,	September 26,	December 26,	April 3,	April 3,
	2020	2020	2020	2020	2021	2021[2]
GAAP Net income (loss)	$(677,918)	$(75,015)	$(13,405)	$20,113	$10,977	$(57,331)
Tax provision	(37,995)	(3,177)	3,013	(7,045)	(341)	(7,549)
Interest expense	22,378	21,184	18,581	18,417	24,424	82,606
Other income and expense	562	(224)	(1,366)	(2,596)	(920)	(5,108)
Deferred revenue purchase accounting	6,138	5,082	4,237	3,289	1,796	14,405
Integration and rebranding costs	2,321	—	—	—	—	—
Stock-based compensation	15,596	9,360	10,263	11,486	11,540	42,644
Restructuring and other related charges	7,080	29,330	6,170	13,977	(773)	48,704
Impairment charges	663,329	—	—	—	—	—
Loss, net from litigation settlements	419	17,561	—	—	—	17,561
Deferred compensation mark to market	—	—	714	1,632	917	3,263
Other adjustments	—	197	(185)	—	(2,103)	(2,091)
Depreciation and amortization	57,632	43,400	40,971	40,510	39,986	164,867
Adjusted EBITDA	$59,542	$47,698	$68,993	$99,783	$85,503	$301,971

2	Certain amounts may not sum due to rounding.